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                                                                   Exhibit 21.1

Subsidiaries of GTS Duratek, Inc.

General Technical Services, Inc. (dba GTS Duratek)              (Maryland)
GTS Instrument Services, Incorporated                           (Maryland)
GTSD Sub, Inc.                                                  (Maryland)
GTSD Sub II, Inc.                                               (Maryland)
Analytical Resources, Inc.                                      (Pennsylvania)
DuraTherm, Inc.                                                 (Maryland)